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                                                                    EXHIBIT 10.5

                               EMPLOYMENT CONTRACT

     THIS EMPLOYMENT CONTRACT ("Contract") made and effective this 1st day of April, 2008, by and between Gary D. Haapala ("Employee") and UNITED BANK & TRUST, 205 E. Chicago Blvd., P.O. Box 248, Tecumseh, Michigan 49286 ("Bank").

                                    RECITALS

A.   Bank is a wholly owned subsidiary of United Bancorp, Inc. ("UBI").

B.   Bank desires to continue to employ Employee.

C.   Employee desires to continue to be employed by Bank.

D. There is continued activity by multi-bank holding companies in the acquisition of independent community banks, which often jeopardizes the continued employment of senior officers of the acquired bank, and Bank wishes to minimize the uncertainty and distraction caused by such activity, which would detract from Employee's ability to perform his/her duties, by providing Employee with some transition assistance if UBI or Bank is acquired or if there is a change in control of UBI or Bank, or if Employee's employment is terminated in anticipation of such an acquisition, merger, change in control, or similar transaction.

     NOW, THEREFORE, Bank and Employee hereby enter into this Employment Contract on the following terms and conditions:

1. Employment. Bank hereby employs Employee, and Employee accepts this employment and agrees to devote his/her full-time attention and energies to the performance of his/her employment duties.

2. Term of Contract. This Contract shall be for a term of one (1) year beginning April 1, 2008, unless terminated earlier pursuant to the provisions of paragraph 3 and/or 6.

3. Payment Upon Termination in Certain Circumstances. If, other than for a Change in Control, as defined in paragraph 7, below, Bank shall terminate Employee's employment other than for "Cause," as defined in paragraph 6, below, or by mutual agreement, Employee shall continue to receive his/her regular salary (the salary in effect immediately prior to such termination) and benefits (except for group carve out life insurance) for a period of six (6) months. This continuation of salary and benefits shall immediately cease if Employee secures employment before the end of the six (6) month period.

4. Duties. The duties, responsibilities and authority of Employee shall be as determined by Bank from time to time.

5. Compensation. Employee's salary for the year beginning April 1, 2008 shall be $175,000, unless adjusted pursuant to the following provisions:

          a. It is contemplated that an annual bonus shall be paid. Employee will be a Group 2 Participant in the Target Incentive Compensation Plan.

          b. Employee shall receive the standard employee benefits of employees of Bank.

          c. Changes may be made to the salary and fringe benefits herein set forth and such changes shall be set forth in Attachment A. Changes to the salary and fringe benefits are effective only after Attachment A has been signed by the Chairman of the Board of Bank and by the Employee.

6. Termination for Cause. Bank may terminate this Contract for "Cause," such termination to be immediate, without notice, at any time, and with compensation and benefits only to the date of the

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     termination of Employee. The term "Cause" shall include the following enumerated and substantially equivalent matters:

          a.   a. the death of Employee;

          b. the disability of Employee rendering him unable to perform the services required under the Contract for a period of 180 days;

          c.   known substance abuse by Employee;

          d. felony conviction or plea (including a plea of guilty, nolo contendere or similar plea) of Employee;

          e. misdemeanor conviction or plea (including a plea of guilty, nolo contendere or similar plea) of Employee, if the misdemeanor involves moral turpitude;

          f. Employee's repeated unprofessional, irresponsible or disruptive language or conduct in the performance of his duties;

          g. Employee's dishonesty, breach of professional or corporate ethics, or criticism by a regulatory agency involving a serious violation of law or regulations;

          h. Employee's substantial breach of any significant term of this Contract, including, but not limited to, continued unsatisfactory job performance, or repeated uncooperative conduct.

7. Suspension. Bank may suspend the employment of Employee resulting in the cessation of the performance of duties and the cessation of all compensation and benefits, in accordance with the following provisions:

          a. If criminal charges as described in subparagraph 6.d. and e. are made against Employee, then Bank, acting in its discretion, may suspend Employee for any period of time, provided that the suspension shall end if such charges do not result in a conviction of a plea (of guilty or nolo contendere, etc.) of either the original charge(s) or any lessor charge(s).

          b. If a regulatory agency criticizes Employee for regulatory violations as set forth in paragraph 6.g. above, Bank shall have the discretion to suspend Employee for any period of time, provided that if the alleged violations are resolved in the Employee's favor, the suspension shall end.

          The discretion invested in Bank as set forth in this paragraph 7, shall be exercised by the Chairman of its Board of Directors.

8. Failure to Meet Goals and Objectives. In the event of Employee's repeated failure to meet goals and objectives which are established by the Board of Directors of Bank from time to time, Employee's employment may be terminated immediately, without notice, at any time, provided that Employee shall continue to receive his/her regular salary and benefits for a period of six (6) months in accordance with the provisions of paragraph 3, above.

9. Employee Responsibilities Following Termination. Termination of this Contract shall not relieve Employee of his/her responsibilities to complete any records, cooperate with Bank on any litigation, audits, regulatory reviews, claims or investigations, and otherwise to fulfill all responsibilities under this Contract which should have been rendered prior to its termination.

10. Change in Control. For purposes of this Contract, a Change in Control of UBI or Bank shall be deemed to have occurred if:

          a. there shall be consummated (i) any consolidation or merger of UBI in which UBI is not the continuing or surviving corporation or pursuant to which shares of UBI's common stock would be converted into cash, securities or other property, other than a merger of UBI in

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               which the holders of UBI's common stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of UBI; or

          b. the stockholders of UBI approved any plan or proposal for the liquidation or dissolution of UBI; or

          c. except for any Employee Stock Ownership Plan of UBI or its affiliates, any person (as such term is used in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), shall become the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of twenty-five percent (25%) or more of UBI's outstanding common stock.

          d. fifty percent (50%) or more of the outstanding common stock of Bank is not owned by UBI (unless the stock not owned by UBI was distributed to its shareholders in a reorganization transaction).

11.  Provisions Applicable in the Event of a Change in Control. If within twelve
     (12) months following the effective date of a Change in Control, Employee's employment is terminated by Bank (or a successor) for any reason (other than for a cause described in subparagraphs 6.a, b, c, d and e) or by Employee for any reason, Employee shall continue to receive for twelve (12) months thereafter salary payments (at a rate equal to Employee's regular base pay in effect immediately prior to such termination) and benefits.

12. Confidential Information. The confidentiality provisions are a material part of the consideration relied upon by Bank in entering into this
     Contract:

          a. In connection with Employee's employment with Bank, Employee will have access to information or materials of both Bank and UBI that are considered trade secret, confidential and/or proprietary ("Information"). Information includes, but is not limited to, compilations of data, strategic plans, sales and marketing plans, customer and supplier information, financial information, and proposed agreements, and applies to such Information whether communicated orally, in writing, electronically, or by any other means.

          b. Information created by Employee during Employee's employment with Bank that relates to the business of Bank and/or UBI and its subsidiaries (or prospective business opportunities), or uses by Bank, UBI and/or its subsidiaries of Information created with resources of Bank, UBI and/or its subsidiaries (including staff, premises and equipment), belongs to Bank and/or UBI. The term "Information" includes copyrightable works of original authorship (including but not limited to reports, analyses, and compilations, business plans, new product plans), ideas, inventions (whether patentable or not), know-how, processes, trademarks and other intellectual property. All works of original authorship created during Employee's employment are "works for hire" as that term is used in connection with the U.S. Copyright Act. Employee hereby assigns to Bank all rights, title and interest in work product, including copyrights, patents, trade secrets, trademarks and know-how.

          c. Employee shall use Information only for the benefit of Bank, UBI and/or its subsidiaries and not for Employee's own benefit. Employee shall not take Information or the materials of Bank, UBI and/or its subsidiaries upon termination of Employee's employment.

          d. Information shall be disclosed and used only by staff members of Bank, UBI and/or its subsidiaries who have a need to access it in order to do their jobs, shall be maintained in secure physical locations, and shall not be disclosed to any other company or person except in connection with the business activities of Bank, UBI and/or its subsidiaries.

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          e.   The confidentiality provisions of this Contract survive
               termination of the employment relationship with Bank and shall survive for so long a period of time as the Information is maintained by Bank, UBI and/or its subsidiaries as confidential.

13. Nonsolicitation of Employees and Customers. The following nonsolicitation provisions form a material part of the consideration relied upon by Bank in entering into this Contract:

          a.   During the term of Employee's employment and for a period of one
               (1) year after Employee's last day of employment, Employee agrees not to hire, and not to solicit for hire, any then-current employees of Bank, UBI and/or its subsidiaries, or to contact them for the purpose of inducing them to leave Bank, UBI and/or its subsidiaries.

          b.   During the term of Employee's employment and for a period of one
               (1) year after Employee's last day of employment, Employee agrees not to contact any then-current customers of Bank, UBI and/or its subsidiaries for the purpose of inducing them to leave Bank, UBI and/or its subsidiaries or to discourage them from doing business with Bank, UBI and/or its subsidiaries. Employee agrees that, for such time period, Employee will not provide the type of services he provided under this Contract to any person or business customer who was a customer of Bank, UBI and/or its subsidiaries at the time of Employee's departure.

14. Noncompete. Bank and Employee acknowledge and agree that by virtue of his/her past experience in the banking industry and his/her knowledge of the business of Bank, UBI and its subsidiaries, Employee is uniquely qualified to successfully compete with Bank, UBI and/or its subsidiaries. In recognition of these circumstances, and in consideration of Bank's continued employment of Employee in accordance with the terms of this Contract, Employee covenants and agrees that he/she will not, during the term of this Contract and one (1) year thereafter, engage in the counties of Lenawee and/or Washtenaw in any business which is competitive with a business then regularly conducted by Bank, UBI and/or its subsidiaries in either or both of said counties; provided, however, that the forgoing covenants shall not prohibit the Employee from owning, directly or indirectly, one percent (1%) or less of any publicly traded financial services corporation.

15. Enforcement of Contract; Injunctive Relief Attorney Fees and Expenses. Employee acknowledges that violation of Sections 12, 13, and 14 of this Contract may cause irreparable damage to Bank, UBI and/or its subsidiaries, entitling them to injunctive relief and possible money damages. If Employee violates this Contract, in addition to all other remedies available to Bank, UBI and/or its subsidiaries at law, in equity, and under contract, Employee agrees that he/she is obligated to pay all of the costs of enforcement of this Contract incurred by Bank, UBI and/or its subsidiaries, including attorney fees and expenses. The parties agree that venue concerning this Contract shall be Lenawee County, Michigan.

16. Notice. For purposes of this Contract, notices and all other communications provided for in this Contract shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, as follows:

          If to UBI:                  If to Employee:
          Chairman of the Board       Gary D. Haapala
          United Bancorp, Inc.        5981 Oak Bend Court
          P.O. Box 248                Howell, MI 48843
          Tecumseh, Michigan 49286

          or such other address as either party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

17. Miscellaneous Provisions. The following miscellaneous provisions form a part of this Contract:

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          a.   Applicable Law. This Contract and the rights of the parties hereunder shall be interpreted, construed and performed in accordance with the laws of the State of Michigan.

          b. Entire Agreement. This Contract as it may be modified in writing from time to time, constitutes the entire agreement between the parties, and supersedes any and all other agreements, oral or in writing, with respect to the subject matter contained herein.

          c. Amendments. This Contract may be altered, amended or modified at any time, but only by written agreement executed by the parties hereto. No waiver of any provision of this Contract shall be valid unless made in writing and signed by the party against whom such waiver is sought.

          d. Section Headings. Any section or paragraph title or caption contained in this Contract is for convenience only, and shall not be deemed a part of this Contract.

          e. Invalid Provisions. The invalidity or unenforceability of any particular provision of this Contract shall not affect any other provision hereof. This Contract shall be construed and enforced as if the illegal provision were modified to conform with the applicable law, or if such modification is impossible, then as if the Contract did not contain the illegal provision.

          f. Successors and Assigns. This Contract shall be binding upon, and shall inure to the benefit of the successors and assigns, including purchasers of Bank and/or UBI, and for purposes of realizing any benefits payable hereunder to Employee prior to his death, the heirs and personal representative of Employee. In no event shall Employee assign or delegate any of his rights, powers, duties and obligations under this Contract without prior written consent of Bank. Such consent shall not unreasonably be withheld. Bank shall have the right to assign and delegate any or all of its rights, powers, duties and obligations under this contract to UBI and/or any of its subsidiaries.

18. Waiver of Jury Trial. Bank and Employee specifically and knowingly waive their rights to a jury trial.

19. Arbitration. The parties agree that any dispute or controversy arising out of or in connection with this Contract shall be resolved by arbitration in accordance with the following provisions:

          a. The arbitration proceeding shall be conducted under the Employment Dispute Resolution Rules of the American Arbitration Association in effect at the time a demand for arbitration of the dispute is made. The decision and award of the arbitrator made under the AAA rules shall be exclusive, final and binding on all parties, their heirs, representatives, successors and assigns. Judgment upon the award rendered by the arbitrator may be rendered in any circuit court having jurisdiction of the matter. In the event Employee or Bank shall require equitable relief prior to the selection of an arbitrator to resolve the dispute, either party may seek temporary equitable relief from any court having jurisdiction of the dispute, subject to any final relief awarded by the arbitrator.

          b. Limited civil discovery shall be permitted for the production of documents and the taking of depositions, provided, however, that no party is permitted to take the deposition of more than three witnesses except by agreement of the other party or upon order of the arbitrator pursuant to the motion of a party. Subject to the foregoing limitations, discovery shall be conducted in accordance with the Federal Rules of Civil Procedure with any enforcement issues resolved by the arbitrator.

          c. The arbitration and all proceedings, discovery and any award of the arbitrator, is confidential. Neither the parties nor the arbitrator shall disclose any information gained during the course of the arbitration to any person or entity who is not a party to the arbitration unless permitted

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               by law. Attendance at the arbitration shall be limited to the parties and those called as witnesses.

     IN WITNESS WHEREOF, the parties have executed this Contract, effective as of the date first above written.

UNITED BANK & TRUST


By: /s/ David S. Hickman                /s/ Gary D. Haapala
    ---------------------------------   ----------------------------------------
    David S. Hickman                    Gary D. Haapala
    Chairman of the Board               Employee

                 SUBSTITUTE PERFORMANCE BY UNITED BANCORP, INC.

     United Bancorp, Inc. ("UBI") agrees that the services Employee performs for any of its subsidiaries, including the Bank, directly or ultimately redound to the benefit of UBI. In consideration of these benefits, UBI agrees that insofar as the Bank, for any reason whatsoever, is unable to perform any obligations assumed hereunder, UBI shall fully and timely perform the same.

                                        UNITED BANCORP, INC.


                                        By: /s/ David S. Hickman
                                            ------------------------------------
                                            David S. Hickman
                                            Chairman of the Board

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                                  ATTACHMENT A

Employee: Gary D. Haapala               Effective Date: April 1, 2008

Salary Per Annum: $175,000

Variations to Benefits: Country Club dues/assessments paid by Bank if you purchase membership.


/s/ Gary D. Haapala                     April 8, 2008
-------------------------------------            Date
Gary D. Haapala
"Employee"


/s/ David S. Hickman                    April 8, 2008
-------------------------------------            Date
David S. Hickman
Chairman, United Bank & Trust